ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090558508-42
	Filing Date and Time: 07/16/2009 7:55 AM
	Entity Number: E0390762009-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Patriot Minerals Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value*: 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value*: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Catherine Anne Carter-Worrall Name 31 Queen Victoria Road Totley — Sheffield — UK — S17 4HT Street Address — City — State — Zip Code 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Mineral Exploration
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Catherine Anne Carter-Worrall — X [signature] Name — Incorporator Signature 31 Queen Victoria Road Totley — Sheffield — UK — S17 4HT Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] National Registered Agents, Inc. of NV Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date 7-16-09

Lori Stuhlman, Asst. Sec.

This form must be accompanied by appropriate fees.